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                                                                     Exhibit 1.5

    KOWLOON-CANTON RAILWAY CORPORATION                 Ord. No. 31 of 2001 A755
           (AMENDMENT) ORDINANCE

                     HONG KONG SPECIAL ADMINISTRATIVE REGION
                     ---------------------------------------
                            Ordinance No. 31 of 2001

              L.S.

                                                                TUNG Chee-hwa
                                                               Chief Executive
                                                              21 December 2001

An Ordinance to amend the Kowloon-Canton Railway Corporation Ordinance to create the office of Chief Executive Officer of the Kowloon-Canton Railway Corporation.

                                                              [24 December 2001]

    Enacted by the Legislative Council.

1.  Short title

    This Ordinance may be cited as the Kowloon-Canton Railway Corporation (Amendment) Ordinance 2001.

2.  Interpretation

    Section 2(1) of the Kowloon-Canton Railway Corporation Ordinance (Cap. 372) is amended by adding-
    ""Chief Executive Officer" [chinese characters] means the Chief Executive
         Officer of the Corporation appointed under section 3(2)(b);".

3.  Corporation established

    (1) Section 3(2) is amended by adding "the following members" after "consist of".
    (2)  Section 3(2) is amended by adding-
   "(b) a Chief Executive Officer appointed by the Corporation, the appointment to be made in the manner provided in paragraph 4 of the First Schedule;".
    (3)  Section 3(2A) is repealed and the following substituted-
         "(2A) The functions of the Chairman and the Chief Executive Officer shall be the functions assigned to them by this Ordinance and any functions that the Corporation may assign to them.".

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     KOWLOON-CANTON RAILWAY CORPORATION                Ord. No. 31 of 2001 A757
            (AMENDMENT) ORDINANCE

4.   Section added

     The following is added-

     "6A. Attendance at the Legislative Council

          The committees and subcommittees of the Legislative Council may request the Chairman and the Chief Executive Officer to attend its meetings and they shall comply. The Chairman and the Chief Executive Officer shall answer questions raised by the Members of the Legislative Council at the meetings".

5.   By-laws

     Section 31(1)(o)(iii) and (iv) is amended by repealing "Chairman" and substituting "Chief Executive Officer".

6.   Supplementary provisions relating to by-laws

     Section 32(1) is amended by repealing "Chairman" wherever it appears and substituting "Chief Executive Officer".

7.   Provisions with respect to the Corporation and members thereof

     (1)  The First Schedule is amended by adding-
     "4.  Any determination by the Corporation of a matter relating to-
          (a) the appointment to the service of the Corporation of the Chief Executive Officer, including the terms and conditions of such appointment;
          (b) the suspension or dismissal from the service of the Corporation of the Chief Executive Officer, requires the prior approval of the Chief Executive".
     (2) Paragraph 12 of the First Schedule is amended by adding " or Chief Executive Officer" after "Chairman".
     (3) Paragraph 13 of the First Schedule is amended by adding "or Chief Executive Officer" after "Chairman".

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    KOWLOON-CANTON RAILWAY CORPORATION               Ord. No. 31 of 2001 A759
          (AMENDMENT) ORDINANCE

                            Consequential Amendments

                   Kowloon-Canton Railway Corporation By-laws

8.  Plan showing restricted areas

    By-law 79(1) and (2) of the Kowloon-Canton Railway Corporation By-laws (Cap. 372 sub. Leg.) is amended by repealing "Chairman" and substituting "Chief Executive Officer".